Exhibit 99.1
FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for the First Quarter of Fiscal 2012
●	Revenues rose 13% to $196.4 million
●	Expiration of the U.S. Federal R&D tax credit reduced GAAP EPS and non-GAAP EPS by $0.02
●	Diluted EPS increased 13% to $0.99
●	Non-GAAP diluted EPS grew 18% to $1.10
●	Free cash flow tripled to $49 million

NORWALK, Conn., December 13, 2011 -- FactSet Research Systems Inc. (NYSE:FDS) (Nasdaq: FDS), a leading provider of integrated global financial information and analytical applications for the investment community, today announced its results for the first quarter of fiscal 2012.

GAAP Results
For the quarter ended November 30, 2011 revenues increased to $196.4 million, up 13% compared to the prior year. Operating income for the first quarter rose to $66.8 million from $59.4 million in the same period of fiscal 2011. Net income advanced to $45.5 million as compared to $41.6 million a year ago. Diluted earnings per share increased to $0.99, up from $0.88 in the same period of fiscal 2011.

Non-GAAP Results
Non-GAAP net income advanced 15% to $50.8 million and non-GAAP diluted earnings per share increased 18% to $1.10. Quarterly free cash flow was $48.7 million during the first quarter of fiscal 2012, up from $14.2 million in the year ago quarter.

GAAP financial measures including net income and diluted earnings per share have been adjusted to exclude stock-based compensation expense, amortization of intangible assets and income tax benefits. A reconciliation between GAAP and non-GAAP financial measures is presented on page 7 of this press release.

Consolidated Statements of Income
(Condensed and Unaudited)	Three Months Ended November 30,
(In thousands, except per share data)	2011	2010	Change
Revenues	$196,448	$173,289	13.4%
Operating income	66,753	59,429	12.3%
Provision for income taxes	21,486	17,953	19.7%
Net income	$45,544	$41,601	9.5%
Diluted earnings per share	$0.99	$0.88	12.5%
Diluted weighted average shares	46,103	47,487

Non-GAAP net income	$50,807	$44,124	15.1%
Non-GAAP diluted earnings per share	$1.10	$0.93	18.3%

Philip Hadley, Chairman and CEO said, “Our earnings results in the first quarter demonstrate the strength of FactSet’s business model. We again delivered double digit growth for both revenues and EPS and our free cash flow reached a first quarter record high. Volatility in the financial markets interrupted short-term buying patterns from our clients, dampening our ASV growth this quarter.”

Annual Subscription Value (“ASV”)
ASV was $782 million at November 30, 2011, up 12.5% over the prior year. Of this total, 82% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV advanced $3.5 million during the first quarter. ASV increased from buy-side clients, but decreased from sell-side clients. Over the past three months, users declined by 1,200 to 46,900, all from reductions at sell-side firms. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – First Quarter of Fiscal 2012
●	ASV from U.S. operations was $533 million and $249 million was related to international operations.
●	U.S. revenues were $134 million, up 14% from the year ago quarter.
●	Non-U.S. revenues rose 13% to $62 million as compared to the same period in fiscal 2011.
●	Cash and investments were $208 million at November 30, 2011.
●	The effective tax rate was 32.1% as compared to 30.1% a year ago.
●	The U.S. Federal R&D tax credit expires on December 31, 2011. The expiration increased the annual and first quarter effective tax rate by 1.3% and reduced quarterly diluted EPS by $0.02.
●	Accounts receivable decreased $10 million over the past three months.
●	Free cash flow generated during the quarter was $48.7 million, up $34.5 million over the prior year period.

Operational Highlights – First Quarter of Fiscal 2012
●	Client count was 2,271 at November 30, a net increase of 34 clients during the quarter.
●
Annual client retention was greater than 95% of ASV, consistent with last year. On a client basis, the annual retention rate improved to 92% of clients at November 30 as compared to 90% a year ago, reflecting a reduction in client turnover.

●	Employee count was 5,450 at November 30, an increase of 199 employees during the quarter.
●	Capital expenditures were $6.1 million.
●	A regular quarterly dividend of $12.2 million or $0.27 per share will be paid on December 20, 2011, to common stockholders of record as of November 30, 2011.
●	The Company repurchased 150,000 shares for $14.6 million during the first quarter. At November 30, 2011, $128 million remains authorized for future repurchases.
●	Common shares outstanding were 45.1 million at November 30, 2011.
●	On October 24, 2011, the Company announced the election of Robin A. Abrams to its Board of Directors.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of December 13, 2011. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2012 Expectations
●	Revenues are expected to range between $197 million and $200 million, which represents year over year growth of 11% and 13% at each end of the range.
●	Operating margin is expected to range between 33.7% and 34.2%.
●	GAAP diluted EPS should range between $0.99 and $1.01.
●	Non-GAAP diluted EPS should range between $1.10 and $1.12, which represents year over year growth of 12% and 14% at each end of the range.
●	Both GAAP diluted EPS and non-GAAP diluted EPS include a $0.02 reduction to reflect the expiration of the U.S. Federal R&D tax credit on December 31, 2011.

Conference Call
The Company will host a conference call today, December 13, 2011, at 11:00 a.m. (EST) to review the first quarter fiscal 2012 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking statements
This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures
Financial measures in accordance with generally accepted accounting principles (“GAAP”) including net income and diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude stock-based compensation expense, amortization of intangible assets and income tax benefits. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see page 7 of this release.

About Non-GAAP Free Cash Flow
The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed first quarter was $54.8 million of net cash provided by operations and $6.1 million of capital expenditures. Non-GAAP free cash flow is not intended as an alternative measure of cash flows provided by operating activities, as determined in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-four locations worldwide, including Boston, New York, Chicago, San Mateo, London, Amsterdam, Frankfurt, Paris, Milan, Dubai, Tokyo, Hong Kong, Mumbai and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Income - Unaudited
	Three Months Ended
	November 30,
(In thousands, except per share data)	2011	2010

Revenues	$196,448	$173,289

Operating expenses
Cost of services	66,833	56,785
Selling, general and administrative	62,862	57,075
Total operating expenses	129,695	113,860

Operating income	66,753	59,429

Other income	277	125
Income before income taxes	67,030	59,554

Provision for income taxes	21,486	17,953
Net income	$45,544	$41,601

Diluted earnings per common share	$0.99	$0.88

Weighted average common shares (Diluted)	46,103	47,487

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition - Unaudited
	November 30,	August 31,
(In thousands)	2011	2011

ASSETS
Cash and cash equivalents	$193,754	$181,685
Investments	13,792	-
Accounts receivable, net of reserves	64,833	75,004
Deferred taxes	3,821	4,008
Prepaid expenses and other current assets	11,361	12,473
Total current assets	287,561	273,170
Property, equipment, and leasehold improvements, net	80,065	81,620
Goodwill	224,776	228,265
Intangible assets, net	43,077	46,310
Deferred taxes	19,970	20,166
Other assets	8,057	7,909
Total assets	$663,506	$657,440

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$29,216	$24,603
Accrued compensation	16,493	41,536
Deferred fees	26,975	28,252
Taxes payable	10,416	2,867
Dividends payable	12,181	12,165
Total current liabilities	95,281	109,423
Deferred taxes	3,386	3,712
Taxes payable	7,526	7,204
Deferred rent and other non-current liabilities	20,948	21,913
Total liabilities	$127,141	$142,252

Stockholders' Equity
Common stock	$616	$614
Additional paid-in capital	448,845	432,538
Treasury stock, at cost	(839,114)	(824,382)
Retained earnings	945,442	912,078
Accumulated other comprehensive loss	(19,424)	(5,660)
Total stockholders' equity	536,365	515,188
Total liabilities and stockholders' equity	$663,506	$657,440

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows - Unaudited
	Three Months Ended
	November 30,
(In thousands)	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,544	$41,601
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,403	9,392
Stock-based compensation expense	5,880	3,677
Deferred income taxes	57	(1,151)
Gain on sale of assets	(1)	(1)
Tax benefits from share-based payment arrangements	(3,178)	(7,505)
Changes in assets and liabilities
Accounts receivable, net of reserves	10,171	(4,176)
Accounts payable and accrued expenses	2,839	3,155
Accrued compensation	(24,523)	(32,087)
Deferred fees	(1,279)	550
Taxes payable, net of prepaid taxes	10,979	10,992
Prepaid expenses and other assets	539	(1,652)
Deferred rent and other non-current liabilities	(611)	(704)
Other working capital accounts, net	(66)	93
Net cash provided by operating activities	54,754	22,184

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(15,000)	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(6,054)	(8,021)
Net cash used in investing activities	(21,054)	(8,021)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(12,084)	(10,517)
Repurchase of common stock	(14,732)	(26,107)
Proceeds from employee stock plans	7,420	20,145
Tax benefits from share-based payment arrangements	3,178	7,505
Net cash used in financing activities	(16,218)	(8,974)

Effect of exchange rate changes on cash and cash equivalents	(5,413)	1,421

Net increase in cash and cash equivalents	12,069	6,610

Cash and cash equivalents at beginning of period	181,685	195,741
Cash and cash equivalents at end of period	$193,754	$202,351

Reconciliation of Non-GAAP Financial Measures
Financial measures in accordance with GAAP including net income and diluted earnings per share have been adjusted in this earnings release to report non-GAAP financial measures. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Non-GAAP measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended November 30,
	2011	2010	Change
GAAP Net income	$45,544	$41,601
Stock-based compensation, net of tax	3,993	2,482
Amortization of intangible assets from acquisitions, net of tax	1,270	1,455
Income tax benefits (a)	-	(1,414)
Non-GAAP net income	$50,807	$44,124

GAAP Diluted earnings per common share	$0.99	$0.88
Stock-based compensation, net of tax	0.09	0.05
Amortization of intangible assets from acquisitions, net of tax	0.03	0.03
Income tax benefits (a)	-	(0.03)
Non-GAAP diluted earnings per share (b)	$1.10	$0.93	18.3%

(a)	Income tax benefits represent adjustments to certain reserves to appropriately reflect settlements with taxing authorities from previously filed tax returns.

(b)	The sum of the diluted earnings per share may not equal the totals above due to rounding.

Historical Non-GAAP Financial Data
The following table presents selected unaudited non-GAAP financial information for each quarter beginning with fiscal 2008. The Company believes that these financial measures are useful to facilitate comparisons of FactSet’s historical performance.

(In thousands, except per share data)	Q1‘12	Q4’11	Q3’11	Q2’11	Q1’11	Q4’10	Q3’10	Q2’10	Q1’10	Q4’09	Q3’09	Q2’09	Q1’09	Q4’08	Q3’08	Q2’08	Q1‘08

GAAP Net income	$45,544	$40,880	$43,311	$45,254	$41,601	$39,291	$38,658	$36,119	$36,143	$36,274	$38,536	$34,555	$35,585	$33,584	$32,542	$29,492	$29,399
Stock-based compensation, net of tax	3,993	7,198	3,475	4,643	2,482	2,568	2,750	2,076	1,969	1,975	1,990	2,308	2,746	1,997	2,013	3,233	1,791
Amortization of intangible assets, net of tax	1,270	1,425	1,462	1,480	1,455	1,674	1,286	1,338	1,386	1,407	1,346	1,336	1,388	1,415	1,323	1,228	1,198
Income tax benefits (a)	-	-	-	(4,912)	(1,414)	(688)	(1,648)	-	-	-	(3,021)	-	(1,428)	-	-	-	-
Non-GAAP Net income	$50,807	$49,503	$48,248	$46,465	$44,124	$42,845	$41,046	$39,533	$39,498	$39,656	$38,851	$38,199	$38,291	$36,996	$35,878	$33,953	$32,388

GAAP Diluted earnings per share	$0.99	$0.88	$0.92	$0.95	$0.88	$0.83	$0.81	$0.75	$0.74	$0.74	$0.79	$0.71	$0.73	$0.67	$0.65	$0.59	$0.58
Stock-based compensation, net of tax	0.09	0.15	0.07	0.10	0.05	0.05	0.06	0.04	0.04	0.04	0.04	0.05	0.06	0.04	0.04	0.06	0.04
Amortization of intangible assets, net of tax	0.03	0.03	0.03	0.03	0.03	0.04	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.02	0.02
Income tax benefits (a)	-	-	-	(0.10)	(0.03)	(0.01)	(0.03)	-	-	-	(0.06)	-	(0.03)	-	-	-	-
Non-GAAP Diluted earnings per share (b)	$1.10	$1.06	$1.02	$0.98	$0.93	$0.91	$0.86	$0.82	$0.81	$0.81	$0.80	$0.79	$0.78	$0.73	$0.72	$0.68	$0.64
% Change year over year	18.3%	16.5%	18.6%	19.5%	14.8%	12.3%	7.5%	3.8%	3.8%	11.0%	11.1%	16.2%	21.9%	15.9%	26.3%	23.6%	23.1%

(a)	Income tax benefits represent adjustments to certain reserves from finalizing prior year tax returns and the reenactment of the U.S. Federal R&D tax credit retroactive to prior years.

(b)	The sum of the diluted earnings per share may not equal the totals above due to rounding.